Exhibit 10.14

Deed

Concerning Shares of Shenzhen Comtech International Ltd

December 12, 2006

Among:

(i)	Jeffrey (Jingwei) Kang of Room 5007, 50th Floor Tower A United Plaza No. 5022 Binhe Road Futian, Shenzhen 518026 China;
(ii)	Honghui Li of Home Address; and
(iii)	Comtech (China) Holding Ltd., whose registered office is at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Comtech China”)

Whereas:

(i)	Jeffrey Kang has executed equity transfer agreements pursuant to which Jeffrey Kang has agreed to transfer his (i) ninety-nine percent (99%) equity interest in Shenzhen Comtech International Limited (“Comtech International”) to Honghui Li;
(ii)	Upon the successful registration of the agreed equity transfer with PRC governmental authorities (the “Registration”), Honghui Li will own a ninety-nine percent (99%) equity interest in Comtech International.

For good, valuable and equitable consideration, all parties agree to the following terms:

1.	Every provision of this Deed shall be irrevocable, and further, to the extent as permitted by PRC laws and regulations, Honghui Li undertakes to Comtech China and agrees that:

(1)	Honghui Li has been holding, still holds and shall continue to hold his equity interests in the registered capital of Comtech International, together with all dividends and interest, rights and privileges accrued or to accrue upon the same (the “Equity Interests”) for the benefit of Comtech China;

(2)	Honghui Li shall deal with and exercise any rights arising from the aforementioned Equity Interests in Comtech International in such manner as Comtech China may from time to time direct;

(3)	Honghui Li shall (i) apply the dividend and other distributions from his Equity Interests in Comtech International, if any, to the extent the payments under (i) is not permitted by PRC laws or compliance with PRC legal or regulatory requirements would render such payments not commercially feasible seek alternate means to perform her payment obligation under (ii) including, without limitation, using his offshore personal assets equivalent in value to the dividend and other distributions she will receive in connection with her Equity Interests in Comtech International, and (ii) cause Comtech International not to declare and make any dividend or other distributions without prior written approval from Comtech China;

(4)	Honghui Li shall attend all meetings of shareholders, board of directors if appointed, or otherwise which Honghui Li shall be entitled to attend by virtue of being the registered holder of the said Equity Interests and to vote thereat as Comtech China may direct, or alternatively to execute all proxies or other documents which shall be necessary or proper to enable Comtech China’s nominees to attend and vote at any such meeting, and shall also give all notices, orders and directions which Comtech China may require to give;

(5)	Honghui Li shall at any time and from time to time execute such further documents, instruments and agreements and to take any actions required by Comtech China to give effect to this Deed including but not limited to transferring the Equity Interests to Comtech China or its designees.

2.	This Deed will not become effective until the Registration occurs.

3.	This Deed and the rights and obligations of the parties thereunder shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

4.	If at any time any provisions of this Deed is or become illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of remaining provisions of this Deed, shall not be affected of impaired thereby.

5.	Any dispute arising from the interpretation or execution of, or in connection with, this Deed shall be settled through friendly consultations between the Parties. In case no settlement can be reached through consultations, the dispute shall then be submitted to Hong Kong International Arbitration Center for arbitration. The award is final and binding upon both parties.

Dated December 12, 2006

Signed Sealed and Delivered

By Honghui Li

In the presence of:

Name of witness:

Signed Sealed and Delivered

By Jeffrey Kang

In the presence of:

Name of witness:

Sealed with the common seal of

And signed by Jeffrey Kang (director) on behalf of

Comtech (China) Holding Ltd.